UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2009

SORL Auto Parts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

No. 1169 Yumeng Road Ruian Economic Development District Ruian City, Zhejiang Province People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code:  86-577-6581-7720

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03         Material Modification to Rights of Security Holders

(a)           On June 10, 2009, at an annual meeting of stockholders, SORL Auto Parts, Inc. adopted an Amended and Restated Certificate of Incorporation, which amends and restates the  corporation’s Certificate of Incorporation in its entirety.  The purpose and intent of the adoption of the Amended and Restated Certificate of Incorporation are:  (1) to replace an outdated Certificate of Incorporation that was in place as a result of the company’s reverse merger with a United States-based public company several years ago; and (2) to have on file with the SEC an up to date and simplified Certificate of Incorporation, in a single document, to facilitate easy inspection and review.  The Amended and Restated Certificate of Incorporation became effective upon filing with the Delaware Secretary of State’s Office on June 23, 2009.

ITEM 9.01         Financial Statements and Exhibits.

(d)	Exhibits.

There is furnished as part of this report the exhibit listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SORL Auto Parts, Inc.

Date:	June 23, 2009	/s/ Xiao Ping Zhang
Xiao PXiao Ping Zhang, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Certificate of Incorporation, as filed on June 23, 2009